EXHIBIT 10.38

BUSINESS CONSULTING SERVICES AGREEMENT

This Business Consulting Services Agreement (the “Agreement”) is entered into effective as of January 1, 2013 by and between Ecosphere Technologies, Inc., a Delaware corporation (the “Company”), and Dean Becker L.L.C.  (the “Consultant”).

WHEREAS, the Company desires to retain the services of the Consultant and the Consultant is willing to accept such service arrangement and render such services, all upon and subject to the terms and conditions contained in this Agreement;

NOW, THEREFORE, in consideration of the premises and the mutual covenants set forth in this Agreement, and intending to be legally bound, the Company and the Consultant agree as follows:

1.

Engagement.  The Company hereby engages and retains the Consultant and the Consultant hereby agrees to render services upon the terms and conditions hereinafter set forth.

2.

Term.  This Agreement shall be for a term of three years commencing on the date of this Agreement (the “Term”) unless sooner terminated in accordance with the provisions of Section 6.

3.

Services.  During the Term, the Consultant shall provide the following services to the Company: (i) accelerating the deployment of the Company’s intellectual property, (ii) advising the Company on the sales and licensing of its intellectual property and assisting it in negotiations, and (iii) introducing the Company to new markets globally (the “Services”).  The Consultant is chief executive officer and a full-time employee of a multinational company with substantial responsibilities. Accordingly the Services will necessarily be part-time and subject to the Consultant’s other responsibilities. In addition to your responsibilities at the multinational company, the parties further understand that this Agreement is non-exclusive and that subject to the confidentiality and non-disclosure provisions, you may provide similar services to other companies.

4.

Compensation/Expenses.

(a)

Compensation.  In consideration for the Services to be rendered by the Consultant under this Agreement, the Company shall pay the Consultant a fee of $250,000 per year payable in equal increments in arrears at the end of each month.  Additionally, the Company shall issue the Consultant 3,000,000 five-year stock options outside of the Company’s Equity Incentive Plan, exercisable at the closing price of the Company’s common stock on December 31, 2012. The stock options shall vest quarterly in 12 equal increments over the three-year term of the Agreement.  The exercisability of the stock options shall be subject to execution of the Company’s standard Stock Option Agreement. The Consultant waives his right to receive automatic grants of common stock and options under the 2006 Equity Incentive Plan for serving as a director and committee member.

(b)

Commissions.  As additional compensation, if the Company closes a Transaction (defined below) that was consummated as a result of introductions arranged by or negotiations performed by the Consultant, the Consultant shall receive 2% of the revenues (calculated in accordance with Generally Accepted Accounting Principles or if adopted by the Securities and Exchange Commission, International Financial Reporting Standards) generated from all Transactions.  Transaction shall mean the sale or license of the Company’s intellectual property.  Commission payments will be paid within 40 days after the end of the calendar quarter in which the related revenues were received, except for the Company’s last fiscal quarter within 75 days of fiscal year-end.

(c)

Expenses.  In addition to any compensation received under this Section 4, the Company shall reimburse the Consultant for all reasonable travel, lodging, meals, and other prior approved out-of-pocket expenses incurred or paid by the Consultant in connection with the performance of its Services under this Agreement; provided, however, any individual expenses over $1,000 shall be approved by the Company in writing in advance.  All other expenditures shall be the sole responsibility of the Consultant.  The Consultant shall submit to the Company by the fifth day of each month an itemized statement, in a form satisfactory to the Company, of such expenses incurred in the previous period for which the Consultant is seeking reimbursement.

5.

Independent Contractor Relationship.

(a)

The Consultant acknowledges that he is an independent contractor and not an employee of the Company, and that he is not the legal representative or agent of, nor does he have the power to obligate the Company for any purpose other than specifically provided in this Agreement.  The Consultant further acknowledges that the scope of its engagement hereunder does not include any supervisory responsibilities with respect to the Company’s personnel. The Consultant expressly acknowledges that the relationship intended to be created by this Agreement is a business relationship based entirely on, and circumscribed by, the express provisions of this Agreement and that no partnership, joint venture, agency, or employment relationship is intended or created by reason of this Agreement.

(b)

The Company shall carry no worker’s compensation insurance or any health or accident insurance to cover the Consultant or its employees.  The Company shall not pay contributions to social security, unemployment insurance, federal or state withholding taxes, nor provide any other contributions or benefits, which might be expected in an employer-employee relationship.  Neither the Consultant nor its employees shall be entitled to medical coverage, life insurance or to participation in any current or future Company pension plan.

(c)

The Company shall issue the Consultant a Form 1099 for all payments made hereunder.  All taxes, withholding and the like on any and all amounts paid under this Agreement shall be the Consultant’s responsibility. The Consultant agrees that he shall indemnify and hold the Company, its affiliates, and agents, harmless from and against any judgments, fines, costs, or fees associated with such payments hereunder.

6.

Termination.

(a)

Either party may terminate this Agreement subject to providing 30 days written notice to the other party.  In the event of a material default under this Agreement by either party, the other party may terminate this Agreement if such default is not cured within 10 days following delivery of written notice of such default.  Notwithstanding the preceding, in the event of a violation by the Consultant of Section 7, the Company may terminate this Agreement immediately upon written notice to the Consultant.

(b)

Upon termination of this Agreement, the Company shall reimburse the Consultant for any reasonable expenses previously incurred for which the Consultant had not been reimbursed prior to the effective date of termination, provided that the requirements of Section 4(c) have been satisfied.  Any and all other rights granted to the Consultant under this Agreement shall terminate as of the date of such termination, except for any consulting fees due and commissions which shall be payable as set forth in this Agreement.  Provided, however, that if a Term Sheet or Letter of Intent has been executed prior to termination of this Agreement and the Transaction later closes, the Consultant will receive commissions as set forth above.

7.

Non-Disclosure of Confidential Information.

(a)

Confidential Information.  Confidential Information includes, but is not limited to, trade secrets as defined by the common law and statutes in Florida or any future Florida statutes, processes, policies, procedures, techniques including recruiting techniques, designs, drawings, know-how, show-how, technical information, specifications, computer software and source code, information and data relating to the development, research, testing, costs, marketing and uses of the Company’s products and services, the Company’s budgets and strategic plans, and the identity and special needs of customers, databases, data, all technology relating to the Company’s businesses, systems, methods of operation, customer lists, customer information, solicitation leads, marketing and advertising materials, methods and manuals and forms, all of which pertain to the activities or operations of the Company, names, home addresses and all telephone numbers and e-mail addresses of the Company’s employees, former employees, clients and former clients. In addition, Confidential Information also includes the identity of customers and the identity of and telephone numbers, e-mail addresses and other addresses of employees or agents of customers who are the persons with whom the Company’s employees and agents communicate in the ordinary course of business.  For purposes of this Agreement, the following will not constitute Confidential Information (i) information which is or subsequently becomes generally available to the public through no act or omission of the Consultant, (ii) information set forth in the written records of the Consultant prior to disclosure to the Consultant by or on behalf of the Company which information is given to the Company in writing as of or prior to the date of this Agreement, and (iii) information which is lawfully obtained by the Consultant in writing from a third party (excluding any affiliates of the Consultant) who did not acquire such Confidential Information, directly or indirectly, from the Consultant or the Company and was not legally entitled to disclose the same.

(b)

Legitimate Business Interests.  The Consultant recognizes that the Company has legitimate business interests to protect and as a consequence, the Consultant agrees to the restrictions contained in this Agreement because they further the Company’s legitimate business interests.  These legitimate business interests include, but are not limited to (i) trade secrets and valuable confidential business or professional information that otherwise does not qualify as trade secrets, including all Confidential Information; (ii) substantial relationships with specific prospective or existing customers or clients; (iii) customer goodwill associated with the Company’s business; and (iv) specialized training relating to the Company’s business, technology, methods and procedures.

(c)

Confidentiality.  The Confidential Information shall be held by the Consultant in the strictest confidence and shall not, without the prior written consent of the Company, be disclosed to any person other than in connection with the Consultant’s Services to the Company.  The Consultant further acknowledges that such Confidential Information as is acquired and used by the Company is a special, valuable and unique asset.  The Consultant shall exercise all due and diligence precautions to protect the integrity of the Company’s Confidential Information and to keep it confidential whether it is in written form, on electronic media or oral.  The Consultant shall not copy any Confidential Information except to the extent necessary to its Services hereunder nor remove any Confidential Information or copies thereof from the Company’s premises except to the extent necessary to provide its Services and then only with the authorization of an officer of the Company.  All records, files, materials and other Confidential Information obtained by the Consultant in the course of its Services to the Company are confidential and proprietary and shall remain the exclusive property of the Company or its customers, as the case may be.  The Consultant shall not, except in connection with and as required by its performance of the Services under this Agreement, for any reason use for his own benefit or the benefit of any person or entity with which he may be associated or disclose any such Confidential Information to any person, firm, corporation, association or other entity for any reason or purpose whatsoever without the prior written consent of an officer of the Company.

(d)

Affiliates.  References to the Company in this Section 7 shall include the Company and its affiliates.

(e)

Inside Information Guidelines.   The Consultant   acknowledges that the Company is publicly-held and has adopted Inside Information Guidelines (the “Guidelines”). The Consultant   agrees to fully comply with the Guidelines, as they may be amended from time-to-time.

8.

Equitable Relief.  The Company and the Consultant recognize that the Services to be rendered under this Agreement by the Consultant are special, unique and of extraordinary character, and that in the event of the breach by the Consultant of the terms and conditions of this Agreement or if the Consultant shall cease to provide the Services to the Company for any reason and take any action in violation of Section 7, the Company shall be entitled to institute and prosecute proceedings in any court of competent jurisdiction to enjoin the Consultant from breaching the provisions of Section 7.  In such action, the Company shall not be required to plead or prove irreparable harm or lack of an adequate remedy at law or post a bond or any security.

9.

Survival.  Sections 4, 7, 8, 11, 12, 13, 14, 15, 16, 17 and 18 shall survive termination of this Agreement.

10.

Assignability.  The rights and obligations of the Company under this Agreement shall inure to the benefit of and be binding upon the successors and assigns of the Company.  This Agreement may not be assigned or alienated without the prior written consent of the other party and any attempt to do so shall be void.

11.

Severability.

If any provision of this Agreement otherwise is deemed to be invalid or unenforceable or is prohibited by the laws of the state or jurisdiction where it is to be performed, this Agreement shall be considered divisible as to such provision and such provision shall be inoperative in such state or jurisdiction and shall not be part of the consideration moving from either of the parties to the other.  The remaining provisions of this Agreement shall be valid and binding and of like effect as though such provisions were not included. If any restriction set forth in this Agreement is deemed unreasonable in scope, it is the parties’ intent that it shall be construed in such a manner as to impose only those restrictions that are reasonable in light of the circumstances and as are necessary to assure the Company the benefits of this Agreement.

12.

Notices and Addresses.  All notices, offers, acceptance and any other acts under this Agreement (except payment) shall be in writing, and shall be sufficiently given if delivered to the addressees in person, by FedEx or similar overnight delivery, as follows:

To the Company:

To the Consultant:

Ecosphere Technologies, Inc.

Dean Becker

3515 S.E. Lionel Terrace

8033 W. Sunset Blvd

Stuart, FL  34997

Suite 430

Attention: Charles Vinick, CEO

Los Angeles, CA 90046

or to such other address as either of them, by notice to the other may designate from time to time.  Time shall be counted to, or from, as the case may be, the delivery in person or by mailing.

13.

Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.  The execution of this Agreement may be by actual, facsimile or pdf signature.

14.

Attorney’s Fees.  In the event that there is any controversy or claim arising out of or relating to this Agreement, or to the interpretation, breach or enforcement thereof, and any action or proceeding is commenced to enforce the provisions of this Agreement, the prevailing party shall be entitled to a reasonable attorney’s fee, costs and expenses.

15.

Governing Law.  This Agreement and any dispute, disagreement, or issue of construction or interpretation arising hereunder whether relating to its execution, its validity, and the obligations provided therein or performance shall be governed or interpreted according to the internal laws of the State of Florida without regard to choice of law considerations.

16.

Entire Agreement.  This Agreement constitutes the entire agreement between the parties and supersedes all prior oral and written agreements between the parties hereto with respect to the subject matter hereof.  Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally, except by a statement in writing signed by the party or parties against whom enforcement or the change, waiver discharge or termination is sought.

17.

Additional Documents.  The parties hereto shall execute such additional instruments as may be reasonably required by their counsel in order to carry out the purpose and intent of this Agreement and to fulfill the obligations of the parties hereunder.

18.

Section and Paragraph Headings.  The section and paragraph headings in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

IN WITNESS WHEREOF, the Company and the Consultant have executed this Agreement as of the date written above.

COMPANY:

ECOSPHERE TECHNOLGOIES, INC.

By: __________________________________

Charles Vinick, Chief Executive Officer

CONSULTANT:

Dean Becker L.L.C.

By: __________________________________

       Dean Becker, Manager